                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [x]
Filed by a Party other than the Registrant

Check the appropriate box:
     [ ]    Preliminary Proxy Statement     [ ]  Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
     [x]    Definitive Proxy Statement
     [ ]    Definitive Additional Materials
     [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         SEARCH FINANCIAL SERVICES INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

     [X]    No fee required.

     [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

     (1)   Title of each class of securities to which transaction applies:

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     (2)   Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)   Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
     (5)   Total fee paid:

-------------------------------------------------------------------------------

     [ ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount Previously Paid:

-------------------------------------------------------------------------------
     (2)   Form Schedule or Registration Statement No.:

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     (3)   Filing Party:

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     (4)   Date Filed:

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


                         SEARCH FINANCIAL SERVICES INC.
                             600 NORTH PEARL STREET
                              DALLAS, TEXAS 75201








                                                                  June 26, 1997


Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Search Financial Services Inc. (the "Company") to be held at 11:00 a.m., local time, on July 28, 1997 at the principal executive offices of the Company located at 600 North Pearl Street, Dallas, Texas 75201.

         At the meeting, you will be asked to elect four directors, approve the Company's 1997 Stock Option Plan, ratify the appointment of the Company's independent auditors and transact such other business as may properly come before the meeting. The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning the matters to be considered and acted upon at the meeting.

         The Board of Directors unanimously believes that the matters proposed by the Board to be acted upon at the meeting are in the best interests of the Company and its stockholders and recommends that you vote FOR each of these matters.

         It is important that your shares be represented at the meeting whether or not you attend personally. Therefore, please sign, date and return the enclosed proxy card at your earliest convenience.




                                                    GEORGE C. EVANS
                                           Chairman and Chief Executive Officer

                         SEARCH FINANCIAL SERVICES INC.
                             600 NORTH PEARL STREET
                              DALLAS, TEXAS 75201
                                 (214) 965-6000




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 28, 1997




To the Stockholders of
Search Financial Services Inc.:

         Notice is hereby given that the annual meeting of stockholders of Search Financial Services Inc. (the "Company") will be held at the Company's offices located at 600 North Pearl Street, Dallas, Texas at 11:00 a.m., local time, on Monday, July 28, 1997 for the following purposes:

         1. to elect four directors to serve until the 2000 annual meeting of stockholders;

         2.        to approve the Company's 1997 Stock Option Plan;

         3. to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending March 31, 1998; and

         4. to transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on May 30, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,




                                          ELLIS A. REGENBOGEN
                                              Secretary

Dallas, Texas
June 26, 1997


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                         SEARCH FINANCIAL SERVICES INC.
                             600 NORTH PEARL STREET
                              DALLAS, TEXAS 75201


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 28, 1997


         This proxy statement is being furnished to stockholders of Search Financial Services Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the offices of the Company, 600 North Pearl Street, Dallas, Texas at 11:00 a.m., local time, on Monday, July 28, 1997, and at any adjournment thereof (the "Meeting"). This proxy statement and the accompanying form of proxy are first being sent or given to stockholders of the Company on or about June 26, 1997.

         Only owners of record of shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), 12% Senior Convertible Preferred Stock (with a par value of $.01 per share and a liquidation preference of $40.00 per share) ("12% Preferred Stock") and 9%/7% Convertible Preferred Stock (with a par value of $.01 per share and a liquidation preference of $28.00 per share) ("9%/7% Preferred Stock") at the close of business on May 30, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. At the Record Date, there were issued and outstanding 3,016,444 shares of Common Stock, 50,000 shares of 12% Preferred Stock and 2,456,098 shares of 9%/7% Preferred Stock. Each owner of record on the Record Date is entitled to one vote for each share of Common Stock, 12% Preferred Stock and 9%/7% Preferred Stock so owned.

         The presence, in person or by proxy, of the holders of a majority of the aggregate outstanding shares of Common Stock, 12% Preferred Stock and 9%/7% Preferred Stock is necessary to constitute a quorum for the transaction of business at the Meeting. At the Meeting, stockholders will be asked to consider and approve (1) the election of four directors to serve until the 2000 annual meeting of stockholders, (2) the Company's 1997 Stock Option Plan (the "1997 Plan") and (3) ratifying the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending March 31, 1998. Stockholders may vote for or against all nominees for election as director or may withhold their votes as to specific nominees. With respect to approval of the 1997 Plan and ratification of the appointment of BDO Seidman, LLP as independent auditors, stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. A proxy may be revoked at any time before it is voted by voting in person at the Meeting, by delivering a later dated proxy or by giving prior written notice to the Secretary of the Company. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a properly executed proxy will be voted FOR the election of all nominees and FOR the proposals to approve the 1997 Plan and ratify the appointment of BDO Seidman, LLP. Directors will be elected by a plurality, and approval of the Plan and ratification of the appointment of BDO Seidman, LLP will require approval by a majority, of the shares of the Common Stock, 12% Preferred Stock and 9%/7% Preferred Stock present, in person or by proxy, and entitled to vote at the Meeting voted together as one class. Accordingly, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

         The Company will bear the cost of the solicitation of proxies by the Board of Directors, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to the beneficial owners of shares of stock. Solicitations will be made primarily by mail, but certain directors, officers and regular employees of the Company may solicit proxies in person or by telephone or telegram without special compensation.

                       PRINCIPAL HOLDERS OF CAPITAL STOCK

         The following table and the notes thereto set forth certain information, as of May 30, 1997, with respect to the beneficial ownership of shares of the Common Stock, 12% Preferred Stock and 9%/7% Preferred Stock (1) by any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock, 12% Preferred Stock or 9%/7% Preferred Stock, (2) by each director of the Company and each executive officer of the Company named in the Summary Compensation Table and (3) by all directors and executive officers of the Company as a group. Except as otherwise indicated, each of the persons named below is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock, 12% Preferred Stock and 9%/7% Preferred Stock beneficially owned by such person.

                                           Amount and Nature of Beneficial Ownership (1)     Percentage of Class Outstanding
                                          ----------------------------------------------   ---------------------------------
Name and Address of Beneficial                                  9%/7%         12% Senior                9%/7%        12%
  Owner, Name of Director or                Common            Preferred       Preferred    Common     Preferred    Preferred
Executive Officer or Number in Group      Stock (2)(3)          Stock           Stock      Stock        Stock        Stock
------------------------------------      ------------        ---------       ----------   -------    ---------    ---------
Value Partners, Ltd. (4)                    270,022           444,177            -           9.0%       18.1%         -
2200 Ross Avenue, Suite 4660 W
Dallas, TX  75201

DACC Liquidation Corp.                      319,257            95,777            -          10.1         3.9          -
1000 RIDC Plaza
P.O. Box 11423
Pittsburgh, PA  15328

R-H Capital Partners, L.P. (5)                  -             153,642            -            -          6.3          -
Atlanta Financial Center
3333 Peachtree Road
Atlanta, GA  30326

George C. Evans                             194,364             4,635            -           6.1          *           -
Glen Adams                                    5,000             9,000            -            *           *           -
Richard F. Bonini                            32,857             6,074            -           1.1          *           -
William H. T. Bush                           30,000                -             -            *           -           -
Anthony J. Dellavechia                       16,916             4,544            -            *           *           -
Frederick S. Hammer                          35,000             4,651            -           1.1          *           -
Luther H. Hodges, Jr.                        32,791 (6)         6,177            -           1.1          *           -
James F. Leary                               16,166             5,824            -            *           *           -
A. Brean Murray                              70,444             1,562            -           2.3          *           -
Douglas W. Powell                            35,139 (7)           714 (7)        -           1.2          *           -
Barry W. Ridings                             30,000                -             -            *           -           -
Robert D. Idzi                               24,318             4,896            -            *           *           -
Timothy G. Vorbeck                            5,365             5,367            -            *           *           -
All directors and executive
officers as a group (17 persons)            552,517            59,103            -          15.7         2.4          -


---------------------

*        Less than 1%

(1) The information as to beneficial ownership of Common Stock, 12% Preferred Stock and 9%/7% Preferred Stock has been furnished by the Company's transfer agent and the respective stockholders, directors and officers of the Company.

(2) The numbers in the column for shares of Common Stock do not reflect shares of Common Stock that may be obtained through conversion of the 12% Preferred Stock or the 9%/7% Preferred Stock. Each share of 12% Preferred Stock is convertible into one share of Common Stock and each share of 9%/7% Preferred Stock is currently convertible into two shares of Common Stock.

(3) Includes the following shares of Common Stock deemed beneficially owned by virtue of the right to acquire them within 60 days upon exercise of stock options and warrants granted or issued by the Company: DACC Liquidation Corp., 159,628 shares; George C. Evans, 187,499 shares; Richard F. Bonini, 30,000 shares; William H. T. Bush, 30,000 shares; Anthony J. Dellavechia, 15,625 shares; Frederick S. Hammer, 30,000 shares; Luther H. Hodges, Jr., 30,000 shares; James F. Leary, 12,500 shares; A. Brean Murray, 70,444 shares; Douglas W. Powell, 30,000 shares; Barry W. Ridings, 30,000 shares; Robert D. Idzi, 19,000 shares; Timothy G. Vorbeck, 2,083 shares; and all directors and executive officers as a group, 505,712 shares.

(4) Value Partners, Ltd. is a Texas limited partnership of which Fisher Ewing Partners, a Texas general partnership composed of Richard W. Fisher and Timothy G. Ewing, serves as the general partner. Accordingly, Fisher Ewing Partners, Mr. Fisher and Mr. Ewing may be deemed to share the power to direct the voting and disposition of the shares owned by Value Partners, Ltd.

(5) R-H Capital Partners, L.P. is a Georgia limited partnership of which R-H/Travelers, L.P. serves as general partner. R-H Capital, Inc. serves as general partner of R-H/Travelers, L.P. Accordingly, R-H Capital, Inc. and R-H/Travelers, L.P. may be deemed to share the power to direct the voting and disposition of the shares owned by R-H Capital Partners, L.P.

(6) Includes 125 shares owned by Mr. Hodges' spouse, as to which Mr. Hodges has shared voting and investment power.

(7) Includes 289 shares of Common Stock and 678 shares of 9%/7% Preferred Stock held by a profit sharing plan or the estate of Mr. Powell's parent with respect to which he is a beneficiary, as to which Mr. Powell may share voting and investment power.

                             ELECTION OF DIRECTORS

         The Company's Bylaws provide for a Board of Directors consisting of not less than three nor more than 12 directors, as fixed by the Board of Directors from time to time. The Board of Directors currently consists of 11 directors. The Bylaws also provide for directors to be classified into three classes, each of which is to be as nearly equal in number as possible, with each class serving a three-year term and one class being elected by the Company's stockholders annually. The nominees for election at the Meeting are William H. T. Bush, Anthony J. Dellavechia, George C. Evans and James F. Leary, each of whom is currently a director of the Company.

         The following indicates the name, age, principal occupations and recent business experience of, and certain other information with respect to, each nominee for election as a director of the Company and each current director of the Company who will continue in office following the Meeting.


NOMINEES FOR ELECTION

         WILLIAM H. T. BUSH, 58, has been a director of the Company since September 1995. He served as President of Boatman's National Bank of St. Louis and as a member of its board of directors and the board of directors of its parent holding company, Boatman's Bancshares, Inc. until June 1986. In 1986, Mr. Bush founded the financial advisory firm of Bush-O'Donnell & Company, specializing in investment management and financial advisory services. He also serves on the boards of directors of Mississippi Valley Bankshares, Inc., Rite Choice Managed Care, Inc., Detroit Tool Industries, Inc. and Intrav Inc., a travel company. Mr. Bush is Chairman of the Audit Committee of the Board of Directors.

         ANTHONY J. DELLAVECHIA, 61, became a director of the Company in June 1997 and President and Chief Operating Officer of the Company in May 1997. He became associated with the Company as an independent consultant in August 1995 and was elected Senior Executive Vice President, Operations Director in January 1996. Mr. Dellavechia has over 30 years' experience in the consumer lending and financial services industry. Prior to his becoming associated with the Company, Mr. Dellavechia was an independent financial services consultant. From 1979 until his retirement in 1985, Mr. Dellavechia served in several executive capacities with Associates Financial Services Company, Inc., including President of U.S. Consumer Operations and Senior Executive Vice President, Operations Director.

         GEORGE C. EVANS, 62, joined the Company as President, Chief Executive Officer and director in January 1995. In May 1995, Mr. Evans became Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors. He relinquished the position of President in May 1997. Mr. Evans has over 30 years' experience in the consumer lending and financial services industry. During 1992 and 1993, Mr. Evans was President and Chief Executive Officer of Century Acceptance Corporation, a 32-state operation engaged in consumer and automobile financing. Previously, he served as President and Chief Operating Officer of Associates Financial Services, Vice Chairman of Associates Corporation of North America and Chairman of Associates' International subsidiaries, where his responsibilities included 6,000 employees, $3.5 billion in receivables, with 1,100 branches and annual earnings in the $100 million range.

         JAMES F. LEARY, 67, became a director of the Company in May 1995 and Vice Chairman-Finance in September 1995. Mr. Leary was a founder and general partner of Sunwestern Investment Group, an investment advisory and venture capital management firm. He previously served as director, Chief Financial Officer and Senior Executive Vice President for Associates Corporation of North America. He also founded, and was responsible for, the Venture Capital Department of CIT Financial Corporation. Mr. Leary serves on the boards of several corporations, including PhaseOut of America, Inc., a consumer products distributor, Associated Materials, Inc., a manufacturer of building products, Capstone Growth Fund and Capstone Fixed Income Fund.

DIRECTORS CONTINUING IN OFFICE

         GLEN ADAMS, 58, became a director of the Company in June 1997. Mr. Adams has been a private investor and director of several companies since August 1996. From August 1990 to August 1996, he was Chairman of Southmark Corporation, a real estate and financial services company engaged in liquidation of its assets pursuant to a Chapter 11 plan of reorganization which became effective in August 1990. Prior thereto, Mr. Adams served as Chairman, President and Chief Executive Officer of The Great Western Sugar Company, a sugar manufacturer, from 1986 to 1989 during its bankruptcy and Vice President and General Counsel of Hunt International Resources Corp., a holding company, prior thereto. Mr. Adams is a director of U. S. Home Corporation, a national home-building company, Zale Corporation, a jewelry retailer, and Marvel Entertainment Group, Inc., a comic book publisher. His term expires at the 1998 annual meeting of stockholders.

         RICHARD F. BONINI, 58, became a director of the Company in May 1995. Mr. Bonini is a director, Senior Executive Vice President and Secretary of First Financial Caribbean Corporation, a mortgage banking company in Puerto Rico. He also serves as a director of the Doral Federal Savings Bank and the Doral Mortgage Corporation. Mr. Bonini is a member of the Executive Committee of the Board of Directors. His term expires at the 1999 annual meeting of stockholders.

         FREDERICK S. HAMMER, 60, became a director of the Company in August 1996. He is a senior partner of Inter-Atlantic Securities Corp. ("Inter-Atlantic"), an investment firm, and a director, Vice Chairman and Chief Executive Officer of Tri-Arc Financial Services, Inc., an insurance brokerage firm. Previously, Mr. Hammer was Chairman of Mutual of America Capital Corporation, an investment management firm. He also serves as a director of IKON Office Solutions, Inc., an office products supplier, National Media Corporation, a producer of infomercials, and Provident American Corp., an insurance company. Mr. Hammer is a member of the Compensation Committee and the Nominating Committee of the Board of Directors. His term of office expires at the 1999 annual meeting of stockholders.

         LUTHER H. HODGES, JR., 60, became a director of the Company in May 1995. Mr. Hodges is Managing Member and President of the Caroline Company, LLC, a private investment management firm. He previously held positions as Chairman and Chief Executive Officer of Washington Bancorporation and The National Bank of Washington, and as Chairman of North Carolina National Bank (now known as NationsBank). He was formerly Undersecretary of the U.S. Department of Commerce and Deputy Secretary of Commerce. In 1978, he was a candidate for the United States Senate from North Carolina. Mr. Hodges currently serves as a director of Phase Out of America, Inc. and Golden Pacific Brewing Co. Mr. Hodges is Chairman of the Compensation Committee, and a member of the Executive Committee and Audit Committee, of the Board of Directors. His term of office expires at the 1999 annual meeting of stockholders.

         A. BREAN MURRAY, 59, has been a director of the Company since December 1993. Mr. Murray is founder and Chairman of Brean Murray & Co., Inc., a privately-held investment banking and securities firm, and is also Chairman of its affiliate, BMI Capital Corporation, a registered investment advisor. He is also a director of First Financial Caribbean Corporation and American Asset Management Co., a registered investment advisor. Mr. Murray is a member of the Audit Committee and the Nominating Committee of the Board of Directors. His term of office expires at the 1998 annual meeting of stockholders.

         DOUGLAS W. POWELL, 57, became a director of the Company in November 1996. He is Chairman and Chief Executive Officer of The Dominion Companies, a financial services organization. He is also a director of Dominion Funds, Inc., a mutual fund manager. Mr. Powell is a member of the Compensation Committee of the Board of Directors. His term of office expires at the 1998 annual meeting of stockholders.

         BARRY W. RIDINGS, 45, became a director of the Company in August 1996. He is a Managing Director of Alex. Brown & Sons, Incorporated ("Alex. Brown"), an investment banking firm. He is a director of Noodle Kidoodle Inc., an operator of specialty toy stores, New Valley Corp. (formerly known as Western Union), Norex Industries, which has interests in oil, gas and shipping, Sub-Micron Systems, a manufacturer of semiconductor fabrication equipment, Telemundo Group, a Spanish language television network, Transcor Waste Services Corp., a waste management company, and VSC Corporation, a video services company. Mr. Ridings is Chairman of the Nominating Committee of the Board of Directors. His term of office expires at the 1998 annual meeting of stockholders.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held 12 meetings (including nine telephonic meetings) during the fiscal year ended March 31, 1997. The Board has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he served that were held during the portion of the fiscal year ended March 31, 1997 that he was a director or served as a Committee member.


         Executive Committee. The Executive Committee was established in June 1994 and has all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval and to adopt or amend any Bylaw of the Company. The Executive Committee held two meetings during the fiscal year ended March 31, 1997. Mr. Evans is Chairman, and Messrs. Bonini and Hodges are the other members, of the Executive Committee.

         Audit Committee. The Audit Committee was established in September 1993 to oversee generally, and advise the Board in, matters regarding the Company's system of internal controls, the work of the Company's internal auditors and the annual independent audit. The Audit Committee normally meets on an annual basis to review accounting policies and practices of the Company. The Audit Committee held no formal meetings during the fiscal year ended March 31, 1997. Mr. Bush is Chairman, and Messrs. Hodges and Murray are the other members, of the Audit Committee.

         Compensation Committee. The Compensation Committee was established in September 1993 to review and approve compensation for all employees whose annual compensation exceeds a specified level. The Compensation Committee also advises the Board on the adoption and administration of employee benefit and compensation plans, including the 1994 Employee Stock Option Plan (the "1994 Plan") and the 1997 Stock Option Plan. The Compensation Committee held one meeting during the fiscal year ended March 31, 1997. Mr. Hodges is Chairman, and Messrs. Hammer and Powell are the other members, of the Compensation Committee.

         Nominating Committee. The Nominating Committee was established in November 1996 to make recommendations to the Board of Directors regarding (1) the size and composition of the Board of Directors, (2) criteria relating to the qualifications of candidates for election to the Board, (3) candidates to fill vacancies in the Board of Directors, (4) a slate of nominees for election as directors at each annual meeting of stockholders and (5) members of the Board of Directors to be elected as members and chairmen of the committees of the Board of Directors. The Nominating Committee did not meet during the fiscal year ended March 31, 1997. Mr. Ridings is Chairman, and Messrs. Hammer and Murray are the other members, of the Nominating Committee.

         Pursuant to the Company's Bylaws, stockholders may nominate candidates for election as directors at an annual meeting of stockholders by giving written notice to the Secretary of the Company at least 90 days prior to the date of the scheduled annual meeting setting forth the occupation and employment, ownership of Company securities and other information regarding the person proposed to be nominated, as well as information regarding the ownership of Company securities by the stockholder giving the notice and other stockholders known to be supporting the proposed nominee.


COMPENSATION OF DIRECTORS

         The Company pays to each director who is not an employee of the Company $750 per month and $1,500 for each meeting of the Board of Directors attended ($375 in the case of a telephonic meeting). The Company also reimburses those directors for expenses incurred by them in connection with attending meetings of the Board of Directors.

         The Company has also compensated non-employee directors through grants of cashless warrants, the purposes of which are similar to those of grants of options to key employees under the 1994 Plan. During the fiscal year ended March 31, 1997, awards of cashless warrants to purchase 30,000 shares of Common Stock were made to the directors who joined the Board during the fiscal year and awards of cashless warrants to purchase 17,500 shares of Common Stock were made to the other non-employee directors. All awards were made at not less than fair market value at the date of grant. The warrants have a 10-year term.


CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The policy of the Company with respect to transactions with officers, directors and their affiliates is to require that such transactions (1) be on terms no less favorable to the Company than could be obtained from unrelated third parties and (2) where possible, be approved by a majority of the disinterested directors of the Company. The following transactions were approved by the Board of Directors of the Company in accordance with such policy.

         In April 1997, the Company commenced a private offering to accredited investors of up to $35 million of subordinated notes with warrants to purchase shares of Common Stock. Inter-Atlantic, of which Mr. Hammer is a senior partner, is one of the placement agents for the offering. The Company has paid Inter-Atlantic a marketing fee of $60,000, and has reimbursed, and will continue to reimburse, it for expenses it incurs, in connection with the offering. If the offering is consummated, the Company will pay Inter-Atlantic a placement fee equal to 3% of the principal amount of subordinated notes sold. One-half of the fee will be paid in cash and one-half will be paid in subordinated notes with warrants.

         The Company also engaged Inter-Atlantic to act as its exclusive agent for raising senior debt in the form of warehousing lines of credit from securities firms during the fiscal year ended March 31, 1997. For such services, the Company has agreed to pay Inter-Atlantic a fee equal to .375% of the principal amount of such senior debt from firms contacted by Inter-Atlantic on the Company's behalf. Such fee will be payable if the Company's proposed $100 million warehouse line of credit with an affiliate of Lehman Brothers Holdings Inc. is finalized.

         In May 1996, the Company retained Alex. Brown, of which Mr. Ridings is a Managing Director, to act as the Company's financial adviser for an initial term of one year. The agreement renews from year-to-year thereafter and provides for an annual retainer which is credited against compensation with respect to particular transactions.

         Alex. Brown has served as financial advisor to the Company in connection with the Company's proposed acquisition of MS Financial, Inc. The Company has agreed to pay Alex. Brown a fee upon consummation of such acquisition, and to pay Alex. Brown a fee for rendering its opinion regarding the fairness of the acquisition to the Company from a financial point of view. Alex. Brown also conducted a valuation of the securities issued by the Company in its acquisition in August 1996 of certain assets and liabilities of Dealers Alliance Credit Corp.
The Company has agreed to pay Alex. Brown a fee for this valuation analysis.

         In July 1997, the Company implemented a loan program for its directors and senior executive officers to finance the purchase of shares of Common Stock and 9%/7% Preferred Stock in open market transactions. The loans are evidenced by promissory notes from the borrowers, bear interest at the prime rate, payable quarterly, and mature three years from the date made. The shares of stock purchased with the proceeds of the loans are pledged to the Company as security for the loans. The amounts of these loans in excess of $60,000 outstanding as of the Record Date, which amounts also represent the largest aggregate amounts outstanding since April 1, 1996, were as follows: Mr. Bonini, $99,998; Mr. Dellavechia, $109,098; Mr. Evans, $150,025; Mr. Hammer, $99,999;
Mr. Hodges, $149,151; Mr. Leary, $148,784; Mr. Idzi, $149,724; Mr. Vorbeck,
$138,347; and Andrew L. Tenney, Executive Vice President, Marketing, $109,097.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table shows all annual, long-term and other compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, and the other four most highly compensated executive officers of the Company who were serving as executive officers at March 31, 1997, for services rendered to the Company in all capacities during the periods indicated.


                                                                                             LONG TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                                           -------------
                                                       ANNUAL COMPENSATION                  SECURITIES
                                                       -------------------                  UNDERLYING
                                                                        OTHER ANNUAL     OPTIONS/WARRANTS      ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR (1)     SALARY        BONUS     COMPENSATION (7)      (SHARES)         COMPENSATION
----------------------------      --------     ------       -------    ----------------   ---------------     ------------
George C. Evans                     1997      $300,000      $300,000         -                170,000(8)              -
     Chairman, President and        1996       150,000       185,000         -                     -                  -
     Chief Executive Officer        1995(2)    162,734       112,500         -                125,000                 -


Anthony J. Dellavechia              1997       156,667        60,000         -                 34,375          $ 46,338(9)
     Senior Executive               1996(3)     31,250        25,000         -                 12,500            26,500(10)
     Vice President,
     Operations Director

James F. Leary                      1997       155,000        60,000         -                 37,500                 -
     Vice Chairman -  Finance       1996        50,000        33,000         -                  6,250                 -
                                    1995(4)     13,333             -         -                  6,250                 -

Robert D. Idzi                      1997       167,244        65,000         -                 31,000                 -
     Senior Executive               1996        66,666        35,000         -                  6,250                 -
     Vice President, Chief          1995       117,308         5,000         -                 12,750            27,462(11)
     Financial Officer and
     Treasurer

Timothy G. Vorbeck                  1997       112,750(5)     65,000(6)      -                 21,000            34,349(12)
     Executive Vice
     President, Operations

--------------------------

(1) Information is for the fiscal years ended March 31, 1997 and September 30, 1995 and for the six-month transition period ended March 31, 1996.

(2) Mr. Evans joined the Company as President, Chief Executive Officer and Chief Operating Officer in January 1995. He was elected Chairman of the Board of Directors in May 1995. He relinquished the position of President and Chief Operating Officer to Mr. Dellavechia in April 1997.

(3) Mr. Dellavechia joined the Company in January 1996. He became President and Chief Operating Officer of the Company in April 1997.

(4) Mr. Leary became a director of the Company in May 1995 and an employee of the Company in September 1995. Amount shown as salary includes director fees.

(5)  Mr. Vorbeck joined the Company in July 1996.

(6) Includes $30,000 paid to Mr. Vorbeck in connection with his joining the Company.

(7) Excludes perquisites and other personal benefits unless the aggregate amount of such annual compensation exceeded the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(8) In June 1995, the Board determined to issue to Mr. Evans options or warrants (to be determined at a later date) to purchase 187,500 shares of Common Stock at a price of $11.00 per share in 62,500 share increments upon the occurrence of certain events. Warrants for 62,500 were issued in April 1997 based on the Company reporting earnings of more than $1 million before taxes and dividends for the fiscal year ended March 31, 1997.

(9)  Represents reimbursement for relocation and temporary housing expenses.

(10) Represents consulting fees.

(11) Represents reimbursement for relocation expenses.

(12) Represents reimbursement for relocation expenses and obligations of Mr. Vorbeck to his previous employer.

STOCK OPTIONS AND WARRANTS

         The following tables provide information with respect to options and warrants granted to the persons indicated during the fiscal year ended March 31, 1997 and the value of unexercised options and warrants held by those individuals at March 31, 1997. None of those individuals exercised any options or warrants during the fiscal year ended March 31, 1997.

                   OPTION AND WARRANT GRANTS IN FISCAL 1997

                                              INDIVIDUAL GRANTS
                     ----------------------------------------------------------------------         POTENTIAL
                                                                                                    REALIZABLE
                                                                                                 VALUE AT ASSUMED
                           NUMBER OF        PERCENT OF TOTAL                                     ANNUAL RATES OF
                          SECURITIES        OPTIONS/WARRANTS                                       STOCK PRICE
                          UNDERLYING           GRANTED TO        EXERCISE OR                     APPRECIATION FOR
                       OPTIONS/WARRANTS     EMPLOYEES DURING      BASE PRICE     EXPIRATION       OPTION TERM (2)
        NAME         GRANTED (SHARES) (1)   THE FISCAL YEAR     (PER SHARE)        DATE          5%          10%
------------------   --------------------   ----------------    -------------    ----------  ---------    ---------
George C. Evans             107,500             32.4%             $ 6.125          2/13/07   $  414,413   $1,049,738
                             62,500             18.8                11.00           4/1/07            0      143,125

Anthony J. Dellavechia       34,375             10.4                6.125          2/13/07      132,516      335,672

James F. Leary               37,500             11.3                6.125          2/13/07      144,562      366,188

Robert D. Idzi               31,000              9.3                6.125          2/13/07      119,505      302,715

Timothy G. Vorbeck            6,250              1.9                 9.50           7/1/06       37,313       94,625
                             14,750              4.4                6.125          2/13/07       56,861      144,034

(1) All grants were made on February 13, 1997, except for cashless warrants issued to Mr. Evans to purchase 62,500 shares of Common Stock as described in Note 8 to the Summary Compensation Table and the options to purchase 6,250 shares issued to Mr. Vorbeck on July 1, 1996. All options became exercisable in substantially equal installments on each of the first three anniversaries of the date of grant of the option so long as employment with the Company continues. To the extent not already exercisable, the options become exercisable in the event of certain events constituting a change in control of the Company. The cashless warrants issued to Mr. Evans are fully exercisable.

(2) The actual value, if any, that an executive may realize will depend on the excess of the Common Stock price over the exercise price on the date the option or warrant is exercised so that there is no assurance the value realized by an executive will be at or near the potential value indicated.


                   AGGREGATED OPTION AND WARRANT EXERCISES
            IN FISCAL 1997 AND YEAR-END OPTION AND WARRANT VALUES



                        EXERCISES DURING FISCAL 1997                            FISCAL 1997 YEAR-END
                        ----------------------------    ---------------------------------------------------------------
                                                           NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                          NUMBER OF                      OPTIONS/WARRANTS AT FISCAL      IN-THE-MONEY OPTIONS/WARRANTS
                           SHARES                                 YEAR-END                    AT FISCAL YEAR-END
                         ACQUIRED ON    VALUE           ------------------------------   ------------------------------
                           EXERCISE    REALIZED         EXERCISABLE      UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
                         -----------   --------         -----------      -------------   --------------  --------------
George C. Evans                0         -                187,999           107,500            -              -

Anthony J. Dellavechia         0         -                 15,625            34,375            -              -

James F. Leary                 0         -                 12,500            37,500            -              -

Robert D. Idzi                 0         -                 19,000            31,000            -              -

Timothy G. Vorbeck             0         -                      0            21,000            -              -


AGREEMENTS WITH EXECUTIVE OFFICERS

         Mr. Evans has an employment agreement with the Company that expires January 20, 2000 and provides for a current annual salary of $350,000 per year. Mr. Evans is also to receive a bonus ranging from 25% to 100% of annual salary, as determined by the Board of Directors. See "Compensation Committee Report on Executive Compensation." The Board has agreed to issue to Mr. Evans options or warrants (to be determined at a later date) to purchase 125,000 shares of Common Stock at a price of $11.00 per share upon the occurrence of the following conditions: (1) 62,500 shares when the market price of the Common Stock reaches $28.00 per share; and (2) 62,500 shares when the market price of the Common Stock reaches $40.00 per share.

         Mr. Leary has an employment agreement with the Company that expires April 30, 1998 pursuant to which he is entitled to receive an annual salary of not less than $160,000.

         Other executive officers of the Company have agreements that entitle them to up to six months' severance in the event of termination of their employment by the Company other than for gross negligence, fraud or theft.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Hodges is Chairman, and Messrs. Hammer and Powell are the other members, of the Compensation Committee. Messrs. Bonini and Bush were members of the Compensation Committee until August 8, 1996. Mr. Hammer is a senior partner of Inter-Atlantic, which is one of the placement agents for the Company's private offering to accredited investors of up to $35 million of subordinated notes with warrants to purchase shares of Common Stock. The Company has paid Inter-Atlantic a marketing fee of $60,000, and has and will continue to reimburse Inter-Atlantic for expenses it incurs, in connection with the offering. If the offering is consummated, the Company will pay Inter-Atlantic a placement fee equal to 3% of the principal amount of subordinated notes sold. One-half of the fee will be paid in cash and one-half in subordinated notes with warrants.

         The Company also engaged Inter-Atlantic to act as its exclusive agent for raising senior debt in the form of warehouse lines of credit from securities firms during the fiscal year ended March 31, 1997. For such services, the Company has agreed to pay Inter-Atlantic a fee equal to .375% of the principal amount of commitments for such senior debt from firms contacted by Inter-Atlantic on the Company's behalf. Such fee will be payable if the Company's proposed $100 million warehouse line of credit with an affiliate of Lehman Brothers Holdings Inc. is finalized.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee reviews the executive compensation policies and practices of the Company and establishes or approves the compensation for the Company's senior executive officers. The Compensation Committee also administers the 1994 Plan.

         The Company's primary objective is to maximize stockholder value. To aid in accomplishing this goal, the Compensation Committee is guided by two fundamental principles in determining executive compensation policies: first, to attract, develop, reward and retain highly talented individuals to serve as executive officers of the Company; and second, to motivate the Company's executive officers to perform to the best of their abilities to achieve both short-term and long-term Company objectives that will contribute to the overall goal of enhancing stockholder value.

         The Company's executive compensation program consists of two principal elements:

         o Annual compensation, which is comprised of base salary and cash incentive compensation; and

         o Long-term incentives that provide a financial opportunity to executive officers through grants of stock options. The compensation that may be realized by executives through these incentives is tied directly to the value of the Common Stock.

The Compensation Committee uses subjective judgment in determining executive compensation levels for each of these elements and takes into account both qualitative and quantitative factors without assigning specific weights to those factors. The Compensation Committee believes that the Company's executive compensation program reflects the fundamental principles described above and provides strong incentives to executives to maximize Company performance.

         BASE SALARY. The Compensation Committee approves the salary of all executive officers of the Company at the level of Executive Vice President and above. In the case of such executive officers other than Mr. Evans, its determinations are based on Mr. Evans' recommendations and a review by the Committee and Mr. Evans of the individual performance of the executive officers and the scope of the duties and responsibilities of each officer's position. The Compensation Committee approves Mr. Evans' salary based on its assessment of the Company's overall performance and Mr. Evans' individual performance. For the fiscal year ended March 31, 1997, the Compensation Committee approved an increase in Mr. Evans' base salary to $300,000. In doing so, the Compensation Committee considered Mr. Evans' (1) knowledge of the consumer finance industry,
(2) reputation and acquaintances with other persons in the finance industry,
(3) performance in improving Company operations and employee confidence, (4) performance in hiring competent and experienced executives who could assist in the "turnaround" of the Company, (5) performance in formulating and implementing plans to convert the Company's subsidiaries' debt to equity, (6) performance in dealing with stockholders and noteholders who, at the time of his initial employment, were hostile toward the Company's former management,
(7) performance in settling the O'Shea stockholder class action litigation, and
(8) performance in assembling a Board of Directors with experience and knowledge in the finance industry.

         CASH AND LONG-TERM INCENTIVE COMPENSATION. At the end of each fiscal year, the Compensation Committee reviews cash incentive compensation awards proposed by Mr. Evans for all of the Company's executive officers other than Mr. Evans. The Compensation Committee and Mr. Evans jointly review the individual performance of each executive officer, with the Compensation Committee giving significant consideration to Mr. Evans' evaluation of the performance of each executive officer. The Compensation Committee also awards stock options to executive officers. Such awards are generally proposed by Mr. Evans, and the Compensation Committee reviews the individual performance of each executive officer in making the awards.

         The bonuses and stock options awarded to executive officers for fiscal 1997 were based on the Company's financial results for the fiscal year and subjective factors, including primarily the perceived importance of the individual's contribution to the success of the Company and the number of options and warrants currently held by the individual. The Compensation Committee also took into consideration in granting options the relationship of the number of options and warrants held by each of the executive officers to a subjective rating of the degree of responsibility of the position held by the officer compared to that of the other executive officers. While not having a target ownership level of Common Stock by executive officers, the Compensation Committee has endeavored to motivate the Company's executive officers by granting options at levels that present them with an opportunity for significant gains commensurate with gains in stockholder value. Stock options and warrants are designed to align the interests of the recipients with those of the stockholders of the Company.

         For the fiscal year ended March 31, 1997, Mr. Evans was awarded a bonus of $300,000 and granted options to purchase 107,500 shares of Common Stock. In making this award and grant, the Compensation Committee considered the Company's performance during the fiscal year, including the Company's financial results compared to the projections contained in the plan of reorganization of the Company's fund subsidiaries, Mr. Evans' success in recruiting members of senior management, the successful completion of several asset and portfolio acquisitions and of negotiations for the acquisition of MS Financial, Inc. and the recognition within the industry of the experience and capabilities of the Company's management at a time of uncertainty regarding the viability of other companies in the industry.

         In summary, the Compensation Committee's executive compensation decisions are generally intended to link a significant portion of the compensation of the Company's executive officers to individual performance and to corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and improvement in stockholder value, recognizing that economic factors beyond management's control may result in imbalances for a particular period but that consistent improvement in corporate performance over the long-term will inure to the mutual benefit of the Company's executive officers and its stockholders.

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public company for compensation over $1 million paid to the company's Chief Executive Officer or any of its four other most highly compensated executed officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. Section 162(m) has not in the past limited the deductibility of compensation payable to the Company's executive officers and, accordingly, the Company has not adopted a policy that requires or encourages the Compensation Committee to qualify stock options and other compensation payable to executive officers for deductibility under Section 162(m). However, the Compensation Committee does consider the net cost to the Company in making all compensation decisions and the 1997 Stock Option Plan is intended to qualify for the exemption from the deduction limit.

                             Luther H. Hodges, Jr.
                              Frederick S. Hammer
                               Douglas W. Powell

PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock with the cumulative total return of the following indices: (1) NASDAQ - Total US; (2) SNL Autofinance Companies; (3) S&P 500; and (4) S&P Financials. The S&P indices are included because they were used to present data during the Company's last fiscal year. The Company believes that the NASDAQ - Total US and SNL Autofinance Companies indices are more appropriate comparisons for the Company because they reflect companies whose size, business, stage of development and trading market more closely resemble those of the Company than the companies reflected in the S&P indices. The graph assumes that $100 was invested in the Common Stock and each index at the beginning of the measurement period and that any dividends were reinvested.

                               [GRAPHIC OMITTED]


                                                                   PERIOD ENDING
                                       ------------------------------------------------------------------------
INDEX                                    9/30/93        9/30/94        9/30/95        3/31/96        3/31/97
------------------------------         ------------   ------------   ------------   ------------   ------------
Search Financial Services Inc.            100.00          50.00          16.07          19.64           8.93
NASDAQ - Total US                         100.00         100.82         139.26         147.54         164.11
SNL Autofinance Companies                 100.00          93.20         163.33         127.70          74.38
S&P 500                                   100.00         103.69         134.53         140.65         179.93
S&P Financials                            100.00          89.91         123.71         150.92         170.37

                       APPROVAL OF 1997 STOCK OPTION PLAN

GENERAL

         The Company believes that, in today's competitive marketplace, stock incentive programs have become increasingly important to attract and retain outstanding individuals. In order to further these objectives, the Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan") in June 1997, subject to approval by the Company's stockholders at the Meeting. The 1997 Plan includes authorization for stock options and stock appreciation rights and affords the Board and the Compensation Committee the ability to design compensatory awards to employees and directors that are responsive to the Company's needs. The 1997 Plan will supplement the Company's current compensation programs available to eligible employees and directors.

         The Company currently has in place the 1994 Plan. As of May 30, 1997, stock options for 394,936 shares of Common Stock were outstanding under the 1994 Plan. As of that date, 230,064 shares of Common Stock were available for future grants under the 1994 Plan. The Company has also compensated its directors, key employees and some consultants through grants of cashless warrants. The purposes of these warrant grants are similar to those of grants under the 1994 Plan. As of May 30, 1997, cashless warrants to purchase 435,000 shares of Common Stock were outstanding.

         A summary of the 1997 Plan is set forth below. The full text of the 1997 Plan is attached to this proxy statement as Exhibit A, and the following summary is qualified in its entirety by reference to Exhibit A. Capitalized terms not otherwise defined herein shall have the same meanings as defined in the 1997 Plan.


SUMMARY OF THE 1997 PLAN

         SHARES AVAILABLE UNDER THE 1997 PLAN AND CERTAIN LIMITATIONS. Subject to adjustment for certain corporate transactions as provided in the 1997 Plan, the number of shares of Common Stock that may be issued or transferred upon the exercise of Option Rights or Appreciation Rights will not exceed in the aggregate 1,250,000 shares, subject to further adjustments for awards that expire or are forfeited or for shares of Common Stock that are relinquished in payment of an award or to satisfy withholding obligations. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

         The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,250,000 shares. No Participant will be granted Option Rights and Appreciation Rights under the 1997 Plan, in the aggregate, for more than 250,000 shares of Common Stock during any fiscal year of the Company, subject to adjustments as provided in the 1997 Plan. Further, no Non-Employee Director will be granted Option Rights and Appreciation Rights under the Plan, in the aggregate, for more than 10,000 shares of Common Stock during any fiscal year of the Company, subject to adjustments as provided in the 1997 Plan.

         ELIGIBILITY. Officers and key employees of the Company and its Subsidiaries may be selected by the Board to receive benefits under the 1997 Plan. In addition, Non-Employee Directors of the Company will be eligible for grants of Option Rights.

         OPTION RIGHTS. Option Rights may be granted that entitle the Optionee to purchase shares of Common Stock at a price not less than fair market value on the Date of Grant. The Option Price is payable (1) in cash at the time of exercise, (2) by the transfer to the Company of shares of Common Stock owned by the Optionee for more than six months or (3) a combination of such payment methods. Option Rights may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates and for payment of the Option Price in installments. Option Rights granted under the 1997 Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code or Option Rights ("Nonqualified Stock Options") that are not intended to so qualify or combinations thereof.

         Any grant may provide for the automatic grant of additional Option Rights ("Reload Option Rights") to an Optionee upon the exercise of Option Rights using then-owned shares of Common Stock as payment. Any Reload Option Rights may cover up to the number of shares of Common Stock surrendered to the Company upon exercise in payment of the Option Price or to meet any withholding obligations. The Reload Option Rights may have an Option Price that is no less than the applicable fair market value at the time of exercise and will be on such other terms as may be specified by the Board, which may be the same as or different from those of the original Option Rights.

         No Option Right will be exercisable more than 10 years from the Date of Grant. Each grant must specify the period of continuous service with the Company or any Subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other similar transaction or event. Successive grants may be made to the same Optionee whether or not Option Rights previously granted remain unexercised.

         APPRECIATION RIGHTS. An Appreciation Right is a right, exercisable by surrender of the related Option Right (if granted in tandem with Option Rights) or by itself (if granted as a Free-standing Appreciation Right), to receive from the Company an amount equal to 100%, or such lesser percentage or amount as the Board may determine, of the spread between the strike price (or Option Price in the case of a Tandem Appreciation Right) and the then-current fair market value of the Common Stock. Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Stock or in any combination thereof, and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

         No Free-standing Appreciation Right may be exercised more than 10 years from the Date of Grant. Each grant of Free-standing Appreciation Rights must specify the period of continuous service with the Company or any Subsidiary that is necessary before the Free-standing Appreciation Rights will become exercisable. Successive grants of Free-standing Appreciation Rights may be made to the same Participant whether or not Free-standing Appreciation Rights previously granted remain unexercised. Any grant may specify that such Appreciation Right may be exercised earlier or only in the event of a Change in Control or other similar transaction or event.

         AWARDS OF OPTION RIGHTS TO NON-EMPLOYEE DIRECTORS. The Board may, in its discretion, authorize the granting of Option Rights to Non-Employee Directors at a purchase price not less than fair market value on the Date of Grant. Each such Option Right granted under the 1997 Plan will expire not more than 10 years from the Date of Grant, unless subject to earlier termination pursuant to the 1997 Plan.

         Unless otherwise determined by the Board, Option Rights granted to Non-Employee Directors will be subject to the following terms and conditions:

         1. Each such Option Right will become exercisable to the extent of one-third of the number of shares covered thereby one year after the Date of Grant and to the extent of an additional one-third of such shares after each of the next two successive years thereafter. However, in the event of a Change in Control, the Option Rights will become immediately exercisable in full.

         2. Option Rights may be exercised by a Non-Employee Director only by payment in full of the Option Price. Such payment may be in cash, in Common Stock then-owned by the Director for more than six months or a combination of both.

         3. In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of disability or death, the then outstanding Option Rights of such holder may be exercised to the extent that they are exercisable on the date of such termination and will expire on the earlier of (a) 90 days following the termination of the holder's service on the Board or (b) the stated expiration date of such Option Rights.

         4. In the event of death or disability, each of the then outstanding Option Rights of such holder may be exercised until the earlier of one year after such death or disability or the otherwise stated expiration date of the Option Rights.

         5. If a Non-Employee director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held at that time will not be affected.

         ADMINISTRATION AND AMENDMENTS. The 1997 Plan is to be administered by the Board, except that the Board has the authority under the 1997 Plan to delegate any or all of its powers under the 1997 Plan to a committee (or subcommittee thereof) consisting of not less than two directors. The Board is authorized to interpret the 1997 Plan and related agreements and other documents. The Board may make awards to officers and key employees under any or a combination of the categories of awards that are authorized under the 1997 Plan, or in its discretion, make no awards.

         The Board may amend the 1997 Plan from time to time without further approval by the stockholders of the Company, except where required by applicable law or the rules and regulations of The Nasdaq Stock Market or a national securities exchange. The Company reserves the authority to offer similar or dissimilar benefits in plans that do not require stockholder approval.

         The Board may permit Participants to defer the issuance of shares of Common Stock or the settlement of awards in cash under the 1997 Plan. The Board is authorized to condition the grant of an award under the 1997 Plan on the surrender or deferral by the recipient of his or her right to receive other compensation from the Company. The Board may in certain circumstances, such as hardship, accelerate the exercisability of, or waive any other limitation or requirement applicable to, awards made under the 1997 Plan.

         TRANSFERABILITY. Except as otherwise determined by the Board, no Option Right or Appreciation Right may be transferred by a Participant except, upon death, by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights are exercisable during the Participant's or recipient's lifetime only by the Participant.

         The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are to be issued or transferred by the Company upon exercise of Option Rights or Appreciation Rights will be subject to further restrictions on sale or transfer.

         ADJUSTMENTS. The maximum number of shares that may be issued and delivered under the 1997 Plan, the number of shares covered by outstanding Option Rights and Appreciation Rights, and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the 1997 Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced.

         CHANGE IN CONTROL. A definition of "Change in Control" has been specifically included in the 1997 Plan, which definition can be found in the full text of the 1997 Plan attached hereto as Exhibit A.

         TERMINATION. No further grants may be made under the 1997 Plan after the tenth anniversary of the date that the 1997 Plan is approved by stockholders.

         PLAN BENEFITS. It is not possible to determine specific amounts that may be awarded in the future under the 1997 Plan.


FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 1997 Plan based on Federal income tax laws in effect on January 1, 1997. This summary is not intended to be complete and does not describe state or local tax consequences.

         INCENTIVE STOCK OPTIONS. A Participant will not recognize income upon the grant of an Incentive Stock Option. Furthermore, a Participant will not recognize income upon the exercise of an Incentive Stock Option if he or she satisfies certain employment and holding period requirements. If these requirements are satisfied, the Participant will be taxed on any gain (measured by the difference between the Participant's basis in the shares and the net proceeds of the sale) at long-term capital gains rates on the sale of the shares.

         If the shares of Common Stock acquired upon the timely exercise of an Incentive Stock Option are sold, exchanged or otherwise disposed of without satisfying the holding period requirement, the Participant will usually recognize a portion of any gain as ordinary income at the time of disposition up to the amount of the excess of the fair market value of the underlying shares of Common Stock at the time of exercise over the Option Price (the "Spread").

         NONQUALIFIED STOCK OPTIONS. A Participant will not recognize income upon the grant of a Nonqualified Stock Option. Generally, the Participant will recognize ordinary income at the time of exercise equal to the amount of the Spread. Upon a subsequent sale of the shares received upon exercise, any difference between the net proceeds of the sale and the fair market value of the shares on the date of exercise will be taxed as long-term or short-term capital gain or loss depending on the holding period.

         APPRECIATION RIGHTS. A Participant will not recognize income upon the grant of an Appreciation Right. When the Appreciation Right is exercised, the Participant will normally be required to include as ordinary taxable income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received upon exercise.

         SPECIAL RULES APPLICABLE TO OFFICERS AND DIRECTORS. In limited circumstances where the sale of shares of Common Stock received as a result of a grant or award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under
Section 16(b) of the Exchange Act, but no longer than six months.

         GENERAL MATTERS. To the extent that a Participant recognizes ordinary income in the circumstances described above, his or her employer will be entitled to a corresponding deduction provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not disallowed by the $1 million limitation on certain executive compensation and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1997 PLAN.


         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected the independent accounting firm of BDO Seidman, LLP as its independent auditors for the fiscal year ending March 31, 1998, subject to ratification by the stockholders at the Meeting. BDO Seidman, LLP has served as independent auditors of the Company since January 1995. A representative of BDO Seidman, LLP is expected to be present and available at the Meeting to respond to appropriate questions and will be given an opportunity to make a statement, if desired.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1998


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who are the beneficial owners of more than 10% of the Common Stock or 9%/7% Preferred Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to furnish copies of those reports to the Company.

         Based solely on its review of copies of Forms 3 and 4 furnished to the Company and certain written representations received by the Company, the Company believes that during the period April 1, 1996 to March 31, 1997, the Company's directors and executive officers, and all persons who are the beneficial owners of more than 10% of the Common Stock or 9%/7% Preferred Stock, complied with all applicable Section 16(a) filing requirements except that Mr. Vorbeck inadvertently filed his Form 3 late and DACC Liquidation Corp. filed its Form 3 late.


                                 OTHER BUSINESS

         The Company is not aware of any business to be acted upon at the Meeting other than that which is discussed in this proxy statement. In the event that any other business calling for a vote of the stockholders is properly presented at the Meeting, the holders of your proxy will vote your shares in accordance with their best judgment.


                      SUBMISSION OF STOCKHOLDER PROPOSALS

         Any stockholder who wishes to present a proposal for action at the 1998 annual meeting of stockholders, and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company, must deliver such proposal to the Company at its principal executive offices no later than February 26, 1998, in compliance with regulations promulgated by the Securities and Exchange Commission.

         In accordance with the Company's Bylaws, for a proposal to be brought before an annual meeting by a stockholder, the stockholder must deliver to the Secretary of the Company written notice thereof at least 60, but not more than 90, days prior to the scheduled meeting; provided, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given, the required notice must be given prior to the close of business on the tenth day after notice or disclosure of the meeting date is made. A stockholder's notice must set forth (1) a brief description of the proposal and the reasons for bringing such proposal before the meeting, (2) the name and address of the stockholder making the proposal and of any stockholders known to be supporting the proposal, (3) the number of shares of each class of the Company's stock beneficially owned by the proposing stockholder and any stockholders known to be supporting the proposal and (4) any financial interest of the proposing stockholder in the proposal.

By Order of the Board of Directors,



ELLIS A. REGENBOGEN
Secretary

Dallas, Texas
June 26, 1997

                                                                     Exhibit "A"

                         SEARCH FINANCIAL SERVICES INC.
                             1997 STOCK OPTION PLAN


1. PURPOSE. The purpose of the 1997 Stock Option Plan is to attract and retain directors, officers and other key employees for Search Financial Services Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2.   DEFINITIONS.  As used in this Plan,

         (a) "Appreciation Right" means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

         (b) "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

         (c) "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 12 of this Plan, such committee (or subcommittee).

         (d) "Change in Control" shall have the meaning set forth in Section 9 of this Plan.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (f) "Common Shares" means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in
Section 8 of this Plan.

         (g) "Company" means Search Financial Services Inc., a Delaware corporation.

         (h) "Date of Grant" means the date specified by the Board on which a grant of Option Rights or Appreciation Rights shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

         (i) "Director" means a member of the Board of Directors of the Company.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

         (k) "Free-standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

         (l) "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

         (m) "Market Value per Share" means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or, if applicable, the NASDAQ National Market System, on the trading day immediately preceding such date, or if there are no sales on such immediately preceding trading day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

         (n) "Non-Employee Director" means a Director who is not an employee of the Company or any Subsidiary.

         (o) "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

         (p) "Option Price" means the purchase price payable on exercise of an Option Right.

         (q) "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 6 of this Plan.

         (r) "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award of Option Rights.

         (s) "Plan" means this Search Financial Services Inc. 1997 Stock Option Plan.

         (t) "Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to
Section 4(f) of this Plan.

         (u) "Spread" means, in the case of a Free-standing Appreciation Right, the excess of the Market Value per Share on the date when the Appreciation Right is exercised over the Base Price specified therein, or, in the case of a Tandem Appreciation Right, the excess of the Market Value per Share on the date when the Appreciation Right is exercised over the Option Price provided for in the related Option Right.

         (v) "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

         (w) "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

         (x) "Voting Power" means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

3. SHARES AVAILABLE UNDER THE PLAN.

         (a) Subject to adjustment as provided in Section 8 of this Plan, the number of Common Shares that may be issued or transferred upon the exercise of Option Rights or Appreciation Rights shall not exceed in the aggregate 1,250,000 Common Shares, plus any shares described in Section 3(b) below. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

         (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire or are forfeited, or are transferred, surrendered, or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount.

         (c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 1,250,000 shares; (ii) no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 250,000 Common Shares during any fiscal year of the Company, subject to adjustments as provided in Section 8 of this Plan; and (iii) no Non-Employee Director shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 10,000 Common Shares during any fiscal year of the Company, subject to adjustments as provided in Section 8 of this Plan.

         (d) Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

4. OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

         (a) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

         (b) Each grant shall specify an Option Price per share, which shall not be less than the Market Value per Share on the Date of Grant.

         (c) Each grant shall specify whether the Option Price shall be payable
(i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of

Common Shares owned by the Optionee for at least six months having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

         (d) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

         (e) Any grant may provide for payment of the Option Price, at the election of the Optionee, in installments upon terms determined by the Board. In any case, unless the Board otherwise determines, the Option Price shall bear interest at the Company's then average cost of borrowing as determined by Board at the date of exercise, and adjusted quarterly thereafter.

         (f) Any grant may, at or after the Date of Grant, provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares. Reload Option Rights shall cover up to the number of Common Shares or Option Rights surrendered to the Company upon any such exercise in payment of the Option Price or to meet any withholding obligations. Reload Option Rights shall have an Option Price that is no less than the applicable Market Value per Share at the time of exercise and shall be on such other terms as may be specified by the Board, which may be the same as or different from those of the original Option Rights.

         (g) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

         (h) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other similar transaction or event.

         (i) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

         (j) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any related Appreciation Right authorized under
Section 5 of this Plan.

         (k) No Option Right shall be exercisable more than 10 years from the Date of Grant.

         (l) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.

5. APPRECIATION RIGHTS. The Board may also authorize the granting to any Optionee of Appreciation Rights; provided, however, that an Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. An Appreciation Right shall be a right of the Optionee to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise of the Appreciation Right. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

         (a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares owned by the Optionee for at least six months or in any combination thereof and may either grant to the Optionee or retain in the Board the right to elect among those alternatives.

         (b) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

         (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

         (d) Any grant may specify that such Appreciation Right may be exercised earlier or only in the event of a Change in Control or other similar transaction or event.

         (e) Each grant of Appreciation Rights shall be evidenced by a notification executed on behalf of the Company by an officer and delivered to and accepted by the Optionee, which notification shall describe such Appreciation Rights, identify the related Option Rights, if any, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

         (f) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only at a time when the related Option Right is also exercisable and the Spread is positive and by surrender of the related Option Right for cancellation.

         (g) Regarding Free-standing Appreciation Rights only:

             (i) Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater or less than the Market Value per Share on the Date of Grant;

             (ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to the Participant remain unexercised;

             (iii) Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Free-standing Appreciation Rights in the event of a Change in Control or other similar transaction or event; and

            (iv) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. AWARDS TO NON-EMPLOYEE DIRECTORS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights. Each grant of Option Rights awarded pursuant to this Section 6 shall be upon terms and conditions consistent with
Section 4 of this Plan and shall be evidenced by an agreement in such form as shall be approved by the Board. Each grant shall specify an Option Price per share, which shall not be less than the Market Value per Share on the Date of Grant. Each such Option Right granted under the Plan shall expire not more than 10 years from the Date of Grant and shall be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights shall be subject to the following additional terms and conditions:

         (a) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this plan.

         (b) Each such Option Right shall become exercisable to the extent of one-third of the number of shares covered thereby one year after the Date of Grant and to the extent of an additional one-third of such shares after each of the next two successive years thereafter. Such Option Rights shall become exercisable in full immediately in the event of a Change in Control.

         (c) In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of disability or death, the then outstanding Option Rights of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire 90 days after such termination, or on their stated expiration date, whichever occurs first.

         (d) In the event of the death or disability of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within one year after such death or disability, but in no event after the expiration date of the term of such Option Rights.

         (e) If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

         (f) Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Shares previously owned by the optionee for at least six months, or in a combination of cash and such Common Shares.

7. TRANSFERABILITY.

         (a) Except as otherwise determined by the Board, no Option Right or Appreciation Right granted under the Plan shall be transferable by an Optionee other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

         (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights shall be subject to further restrictions on transfer.

8. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights or Appreciation Rights granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 8.

9. CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall mean if at any time any of the following events shall have occurred:

         (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of Directors immediately prior to such transaction;

         (b) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Common Shares immediately prior to such sale or transfer;

         (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)-(3)or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Power;

         (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

         (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period.

         (f) Notwithstanding the foregoing provisions of Sections 9(c) and (d) above, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Company; (B) a Subsidiary; or (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or
Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares, whether in excess of 20% of the Voting Power or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any Subsidiary.

10. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

11. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

12. ADMINISTRATION OF THE PLAN.

         (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting of not less than two Non-Employee Directors appointed by the Board. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee.

         (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights or Appreciation Rights and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

13. AMENDMENTS, ETC.

         (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded or quoted or, if applicable, the NASDAQ National Market System, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without stockholder approval.

         (b) The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan.

         (c) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

         (d) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 7(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

         (e) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

         (f) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

14. TERMINATION. No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such time shall continue in effect thereafter subject to the terms thereof and of this Plan.

                         SEARCH FINANCIAL SERVICES INC.
                             600 NORTH PEARL STREET
                                DALLAS, TX 75201
                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Mr. George C. Evans and Mr. James F. Leary, and each of them, as proxies with full power of substitution and revocation, and appoints them to represent and vote, as designated on the reverse side, all of the shares of Common Stock and Preferred Stock of Search Financial Services Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Search Financial Services Inc. to be held on Monday, July 28, 1997, and at any adjournment thereof.


                                         MARK HERE FOR ADDRESS CHANGE
                                         AND NOTE BELOW:

                                         [ ]
                                            --------------------------------

                                            --------------------------------

                                            --------------------------------

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                              ENCLOSED ENVELOPE.
                   Continued and to be signed on reverse side











[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW AND FOR PROPOSALS 2 AND 3.


1. ELECTION OF DIRECTORS. THE UNDERSIGNED MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.


      Nominees:   William H. T. Bush   Anthony J. Dellavechia  George C. Evans
                  James F. Leary

                     [ ] FOR                          [ ] AGAINST


2.  APPROVAL OF 1997 STOCK OPTION PLAN

                     [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

3. RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR FISCAL 1998

                     [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

4. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign.

Dated:                      , 1997        ------------------------------------
      ----------------------              Signature

                                          -------------------------------------
                                          Signature if held jointly

                                          WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                          ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                          PLEASE GIVE FULL TITLE AS SUCH. IF A
                                          CORPORATION, PLEASE SIGN IN FULL
                                          CORPORATE NAME BY PRESIDENT OR OTHER
                                          AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                          PLEASE SIGN IN PARTNERSHIP NAME BY
                                          AUTHORIZED PERSON.